UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Date of Report (Date of earliest event reported): July 16, 2007

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATLANTIC SYNDICATION NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26383	88-0325940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3275 West Jones Blvd. #106 Las Vegas, Nevada	89146
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 388-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As we reported on Form 8-K filed July 17 , 2007, on July 16, 2007, Atlantic Syndication Network, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among, wholly owned subsidiary of the registrant ASNI II, INC., a Delaware corporation (the “ASNI-II”) and Zealous Holdings, Inc., a Delaware corporation (the “Zealous”).

The Merger Agreement

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Zealous will merge with and into the ASNI-II, with ASNI-II as the surviving corporation of the merger (the “Merger”). As a result of the Merger, Zealous will become the wholly-owned subsidiary operating subsidiary of the Company. Each outstanding share of Zealous’ common stock and preferred stock (other than dissenting shares) will receive 0.081530 shares of a newly issued class of the Company’s preferred stock (the “Convertible Preferred Stock”) which is convertible at the option of the holder into 906.6 shares of the registrant’s common stock. The Convertible Preferred Stock will grant the holders the right to vote each share of Cumulative Preferred Stock on any matter taken before the Company’s shareholders as a single class. The Cumulative Preferred Stock has voting rights which grant a holder of Cumulative Preferred Stock the right to vote 10 times the number of shares of Common Stock that is convertible from the Cumulative Preferred Stock.

The Board of Directors of the Company (the “Board”) unanimously approved and declared the advisability of the Merger Agreement and has resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including regarding (i) the operation of the business of the Company and its subsidiaries prior to the closing and (ii) the calling of a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement and amendments to the Company’s Articles of Incorporation that are a condition precedent to the completion of the Merger. The consummation of the Merger is also subject to completion by Zealous of its audited financial statements and other customary closing conditions. The obligation of the Company to consummate the Merger is not conditioned on any financing.

As a condition to the Merger, the Company’s stockholders will be asked to adopt the following proposals: (i) changing the name of the Company to “Zealous Holdings, Inc.,” (ii) increasing the number of authorized shares of Company Common Stock from 50,000,000 to 100,000,000 shares, (iii) increasing the authorized shares of Company Common Stock from 500,000 to 1,000,000 shares, (vi) authorizing a Certificate of Designations of the Company Preferred Stock providing for a new series of Convertible Preferred Stock granting the holders the right to vote each share of Preferred Common Stock as if it were converted to ten shares of Common Stock, (vii) granting the Board of Directors of the Company the power to issue blank check preferred stock, (viii) authorizing a reverse split of the Company Common Stock so that 12 issued and outstanding shares of Common stock be combined into one share of validly issued, fully paid, and nonassessable share of Company Common Stock after the effective time of the Merger and (ix) such other changes to the Articles of Incorporation and/or By-Laws of the Company that the Company and Board of Directors of Company deem necessary to accomplish the transactions contemplated hereby.

Pursuant to the terms of the Merger Agreement, the Company is subject to a “no-shop” provision, which restricts its ability to, among other things, solicit, discuss or negotiate alternative Company Acquisition Proposals. The Company is subject to a break up fee of $1,000,000 in the event it is in breach of the no-shop provision.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Mr. Kent G. Wyatt, Sr., President, Chief Executive Officer, and a member of the Board of Directors of the Company (the “Board”) and his wife, Sarah Wyatt, a member of the Board and the Corporate Secretary, entered into separate voting agreements (the “Voting Agreements”) with Zealous and the Company. Mr. and Ms. Wyatt own an aggregate of approximately 51% of the outstanding adjusted shares of the Company’s common stock. Mr. Michael Edwards and Glenn Schlosser, members of the Board, will also execute a form of the Voting Agreements prior to the consummation of the Merger. They hold approximately 3% of the outstanding adjusted shares of the Company’s common stock.

Under the terms of the Voting Agreements, Mr. and Ms. Wyatt agreed, until the earlier to occur of the date (a) the Merger Agreement becomes effective or (b) the Merger Agreement terminates in accordance with its terms, to vote all securities of the Company owned by them: (A) in favor of (i) amending the Articles of Incorporation of the Company to change the name of the Company to “Zealous Holdings, Inc.,” (ii) amending the Articles of Incorporation of the Company to increase the number of shares of Common Stock which the Corporation is authorized to issue from 50,000,000 to 100,000,000 shares, (iii) amending the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock which the Company is authorized to issue from 500,000 to 1,000,000 shares, (iv) amending the Articles of Incorporation of the Company to permit the Board of Directors of the Company to issue blank check preferred stock, (vi) amending the Articles of Incorporation of the Company to authorize the Board of Directors to issue convertible preferred stock (vii) amending the Articles of Incorporation of the Company to provide that 12 issued and outstanding shares of Company Common Stock be combined into one share of validly issued, fully paid, and non-assessable share of Common Stock, (viii) the appointment of Marcum & Kliegman LLP as the independent certified public accountants of Company for the year ending December 31, 2007 (ix) changing the State of incorporation of the Corporation to Delaware (x) such other changes to the Articles of Incorporation and/or By-Laws of the Company that the Company and Board of Directors of Company deem reasonably necessary to accomplish the Merger and (xii) any other actions presented to holders of shares of capital stock of Company that would reasonably be expected to facilitate the Merger Agreement, the issuance of the Company Preferred Stock, the Merger and the other actions and transactions contemplated by the Merger Agreement or the Proxy; and

(B)  against approval of any proposal made in opposition to the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Proxy.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, which are attached hereto as Exhibits 10.1 and 10.2 hereto and incorporated herein in by reference.

Prior to the announcement by the Company relating to the possibility of entering into the Merger, Milton “Todd” Ault, III served temporarily as President of the Company and now holds the position of Executive Vice President. Mr. Ault is the Chief Executive Officer of Zealous and is a member of its Board of Directors.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 16, 2007, by and among Atlantic Syndication Network, Inc., ASNI-II, Inc. and Zealous Holdings, Inc. dated as of July 16, 2007

10.1	Voting Agreement of each of Kent G. Wyatt, Sr. and Sarah Wyatt by and among Atlantic Syndication Network and Zealous Holdings, Inc., dated as of July 16, 2007.

Safe Harbor Statement

This Current Report on Form 8-K (including information included or incorporated by reference herein) contains forward-looking statements within the meaning of federal securities laws relating to the Company. These forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include the possibility that the acquisition may not be completed as planned or at all, the possibility that the revenues, cost savings, growth prospects expected from the proposed transaction may not be fully realized or may take longer to realize than expected, as described in the section entitled “Risk Factors” in the proxy statement to be provided to the Company’s shareholders and other filings made by with the U.S. Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K (including information included or incorporated by reference herein) are based on current expectations and the Company assumes no obligation to update these forward-looking statements, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find it:

In connection with the Merger, the Company intends to file with the Securities and Exchange Commission (“SEC”) a Proxy Statement. Investors and security holders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about the Company and the proposed merger. The Proxy Statement and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by the Company by directing a written request, as appropriate, to Atlantic Syndication Network, Inc., Post Office Box 30010, Las Vegas, Nevada, 89173-0010, Attention: Investor Relations. Investors and security holders are urged to read the Proxy Statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation:

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Proxy Statement referred to above.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2007	Atlantic Syndications Network, Inc. /s/ Kent G. Wyatt, Sr. Kent G. Wyatt, Sr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 16, 2007, by and among Atlantic Syndication Network, Inc., ASNI-II, Inc. and Zealous Holdings, Inc. dated as of July 16, 2007

10.1	Voting Agreement of each of Kent G. Wyatt, Sr. and Sarah Wyatt by and among Atlantic Syndication Network, Inc. and Zealous Holdings, Inc., dated as of July 16, 2007.

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